                                                                    EXHIBIT 28.2


                  STEWART INFORMATION SERVICES CORPORATION

                           DETAILS OF INVESTMENTS
                    MARCH 31, 1996 AND DECEMBER 31, 1995


                                                        MAR 31        DEC 31
                                                         1996          1995
                                                       --------      --------
                                                          ($000 Omitted)
Investments, at market, partially restricted:
    Short-term investments                              $27,122       $28,238
    U.S. Treasury and agency obligations                 28,305        29,635
    Municipal bonds                                      93,050        95,049
    Mortgage-backed securities                           31,747        27,499
    Corporate bonds                                      33,960        33,546
    Real estate and other, at market                        684           685
                                                       --------      --------
      TOTAL  INVESTMENTS                               $214,868      $214,652
                                                       ========      ========


NOTE: The total appears as the sum of three amounts under "investments" - short-term, "investments" - statutory reserve funds and "investment" - other in the balance sheet presented on page 2.